Exhibit 1.4

AMENDED AND RESTATED BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT

OF THE BUSINESS AND AFFAIRS OF

VIQ SOLUTIONS INC.,

A CORPORATION SUBJECT TO THE

BUSINESS CORPORATIONS ACT (ONTARIO)

AMENDED AND RESTATED BY-LAW NO. 1

TABLE OF CONTENTS

SECTION 1 – INTERPRETATION		1
1.1	Definitions	2
1.2	Other Definitions	2

SECTION 2 – GENERAL BUSINESS		2
2.1	Registered Office	2
2.2	Corporate Seal	3
2.3	Financial Year	3
2.4	Execution of Instruments	3
2.5	Banking Arrangements	3
2.6	Voting Rights in Other Bodies Corporate	3
2.7	Divisions	4

SECTION 3 – BORROWING AND SECURITY		4
3.1	Borrowing Power	4
3.2	Delegation	5

SECTION 4 – DIRECTORS		5
4.1	Duties of Directors	5
4.2	Number of Directors	5
4.3	Qualification	5
4.4	Election and Term	5
4.5	Removal of Directors	6
4.6	Ceasing to Hold Office	6
4.7	Filling Vacancies	6
4.8	Action by the Board	7
4.9	Conflict of Interest	7
4.10	Remuneration and Expenses	7

SECTION 5 – BOARD MEETINGS		7
5.1	Meeting by Telephone or Electronic Facilities	7
5.2	Place of Meetings	7
5.3	Calling of Meetings	7
5.4	Notice of Meeting	8
5.5	Waiver of Notice	8
5.6	First Meeting of New Board	8
5.7	Adjourned Meeting	8
5.8	Regular Meetings	8
5.9	Chair and Secretary	8
5.10	Quorum	8
5.11	Votes to Govern	9
5.12	Casting Vote	9
5.13	Resolution in Lieu of Meeting	9
5.14	One Director Meeting	9

(i)	41MENDED AND RESTATED BY-LAW NO. 1

SECTION 6 – COMMITTEES		9
6.1	Committees of the Board	9
6.2	Transaction of Business	10
6.3	Advisory Bodies	10
6.4	Procedure	10

SECTION 7 – OFFICERS		10
7.1	Appointment	10
7.2	Chair of the Board	10
7.3	Managing Director	10
7.4	President	11
7.5	Secretary	11
7.6	Treasurer	11
7.7	Powers and Duties of Officers	11
7.8	Term of Office	11
7.9	Agents and Attorneys	11
7.10	Conflict of Interest	12
7.11	Fidelity Bonds	12

SECTION 8 – PROTECTION OF DIRECTORS, OFFICERS AND OTHERS		12
8.1	Limitation of Liability	12
8.2	Indemnity	12
8.3	Insurance	13

SECTION 9 – SECURITIES		13
9.1	Options or Rights	13
9.2	Commissions	13
9.3	Securities Register	13
9.4	Register of Transfers	14
9.5	Registration of Transfers	14
9.6	Transfer Agents and Registrars	14
9.7	Non-recognition of Trusts	14
9.8	Security Certificates	14
9.9	Replacement of Security Certificates	15
9.10	Joint Holders	15
9.11	Deceased Holders	15
9.12	Lien for Indebtedness	15

SECTION 10 – DIVIDENDS AND RIGHTS		17
10.1	Dividends	17
10.2	Dividend Cheques	17
10.3	Non-receipt or Loss of Cheques	17
10.4	Currency of Dividends	17
10.5	Record Date for Dividends and Rights	17
10.6	Unclaimed Dividends	17

(ii)	41MENDED AND RESTATED BY-LAW NO. 1

SECTION 11 – MEETINGS OF SHAREHOLDERS		18
11.1	Annual Meetings	18
11.2	Special Meetings	18
11.3	Meeting Held by Electronic Means	18
11.4	Place of Meetings	18
11.5	Notice of Meetings	18
11.6	List of Shareholders Entitled to Notice	19
11.7	Record Date for Notice	19
11.8	Waiver of Notice	19
11.9	Chair, Secretary and Scrutineers	20
11.10	Persons Entitled to be Present	20
11.11	Quorum	20
11.12	Right to Vote	20
11.13	Proxyholders and Representatives	20
11.14	Time for Deposit of Proxies	21
11.15	Joint Shareholders	21
11.16	Votes to Govern	21
11.17	Casting Vote	21
11.18	Show of Hands	21
11.19	Ballots	21
11.20	Adjournment	22
11.21	Resolution in Lieu of Meeting	22
11.22	Only One Shareholder	22

SECTION 12 – NOTICES		22
12.1	Method of Giving Notices	22
12.2	Notice to Joint Shareholders	23
12.3	Computation of Time	23
12.4	Undelivered Notices	23
12.5	Omissions and Errors	23
12.6	Persons Entitled by Death or Operation of Law	23
12.7	Waiver of Notice	23

SECTION 13 – EFFECTIVE DATE		24
13.1	Effective Date	24
13.2	Paramountcy	24
13.3	Repeal	24

(iii)	41MENDED AND RESTATED BY-LAW NO. 1

AMENDED AND RESTATED BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT

OF THE BUSINESS AND AFFAIRS OF

VIQ SOLUTIONS INC.,

A CORPORATION SUBJECT TO THE

BUSINESS CORPORATIONS ACT (ONTARIO)

SECTION 1 – INTERPRETATION

1.1	Definitions

In the By-laws of the Corporation, unless the context otherwise requires:

(1)           “Act” means the Business Corporations Act, R.S.O. 1990, c. B.16, or any statute that may be substituted for it, as from time to time amended.

(2)           “appoint” includes “elect” and vice versa.

(3)           “Articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization and articles of revival, letters patent, supplementary letters patent and a special Act of the Corporation.

(4)           “Board” means the board of directors of the Corporation.

(5)           “By-laws” means these by-laws and all other by-laws of the Corporation from time to time in force and effect.

(6)           “Cheque” includes a draft.

(7)           “Corporation” means VIQ Solutions Inc. in its English form.

(8)           “Defaulting Shareholder” means a shareholder of the Corporation who defaults in the payment of any Shareholder Debt when the same becomes due and payable.

(9)           “Director” means a member of the Board.

(10)           “Liened Shares” means the whole or any part of the shares registered in the name of a Defaulting Shareholder.

(11)           “meeting of shareholders” means an annual meeting of shareholders and a special meeting of shareholders.

(12)           “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Legislation Act, 2006 (Ontario) as from time to time amended.

(13)           “recorded address” means:

(a)	in the case of a shareholder, his or her address as recorded in the securities register;

AMENDED AND RESTATED BY-LAW NO. 1

(b)	in the case of joint shareholders, the address appearing in the securities register in respect of the joint holding or the first address so appearing if there is more than one;

(c)	in the case of an officer, auditor or member of a committee of the Board, his or her latest address as recorded in the records of the Corporation; and

(d)	in the case of a Director, his or her latest address as recorded in the most recent notice filed under the Corporations Information Act (Ontario).

(14)         “resident Canadian” means an individual who is:

(a)	a Canadian citizen ordinarily resident in Canada;

(b)	a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons as defined in the regulations to the Act; or

(c)	a permanent resident within the meaning of the Immigration and Refugee Protection Act (Canada) and ordinarily resident in Canada.

(15)         “Shareholder Debt” means any principal or interest due to the Corporation in respect of any indebtedness owing by the holder of any class or series of shares in the Corporation, including an amount unpaid in respect of a share issued by a body corporate on the date it was continued under the Act.

(16)         “special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

(17)         “Unanimous Shareholder Agreement” means a lawful written agreement among all of the shareholders of the Corporation or among all such shareholders and one or more persons who are not shareholders, or a written declaration of the registered holder of all of the issued shares of the Corporation, that restricts in whole or in part the powers of the Board to manage or supervise the management of the business and affairs of the Corporation, as from time to time amended.

1.2	Other Definitions

Other than as specified above, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and “including” means including, without limitation.

SECTION 2 – GENERAL BUSINESS

2.1	Registered Office

The registered office of the Corporation shall be in the municipality or geographic township within Ontario initially specified in its Articles and thereafter as the shareholders may from time to time determine by special resolution and at such location therein as the Board may from time to time determine.

AMENDED AND RESTATED BY-LAW NO. 1

2.2	Corporate Seal

The Corporation may but need not have a corporate seal and, if one is adopted, it may be changed from time to time by resolution of the Board.

2.3	Financial Year

The Board may, by resolution, fix the financial year end of the Corporation and may from time to time, by resolution, change the financial year end of the Corporation.

2.4	Execution of Instruments

(1)           Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two Directors or officers of the Corporation.

(2)           In addition, the Board may from time to time authorize any other person or persons to sign any particular instruments.

(3)           The secretary, or any other officer or any Director, may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the Articles, By-laws, resolutions and minutes of meetings of the Corporation. Any signing officer may affix the corporate seal to any instrument requiring the same.

(4)           The signature of any person authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the Board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced or may be an electronic signature. Anything so signed shall be as valid as if it had been signed manually, even if that person has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the Board.

2.5	Banking Arrangements

The banking business of the Corporation, including the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies, credit unions or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe.

2.6	Voting Rights in Other Bodies Corporate

The signing officers of the Corporation under Section 2.4 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the Board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

AMENDED AND RESTATED BY-LAW NO. 1

2.7	Divisions

The Board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division, the Board or, subject to any direction by the Board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a)	Subdivision and Consolidation. the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)	Name. the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation, provided that the Corporation shall set out both its corporate name and the name of its division or sub-unit in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(c)	Officers. the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any of such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION 3 – BORROWING AND SECURITY

3.1	Borrowing Power

(1)           Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles and any Unanimous Shareholder Agreement, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other debt obligations or guarantees of the Corporation, whether secured or unsecured;

(c)	give, directly or indirectly, financial assistance to any person by means of a loan or a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person, or otherwise; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including accounts, rights, powers, franchises and undertakings to secure any such bonds, debentures, notes or other debt obligations or guarantees or any other present or future indebtedness, liability or obligation of the Corporation.

(2)           Nothing in Section 3.1(1) limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

AMENDED AND RESTATED BY-LAW NO. 1

3.2	Delegation

Subject to the Act, the Articles and any Unanimous Shareholder Agreement, the Board may from time to time delegate to a committee of the Board, a Director or an officer of the Corporation or any other person as may be designated by the Board all or any of the powers conferred on the Board by Section 3.1 or by the Act to such extent and in such manner as the Board may determine at the time of such delegation.

SECTION 4 – DIRECTORS

4.1	Duties of Directors

Subject to any Unanimous Shareholder Agreement, the Board shall manage or supervise the management of the business and affairs of the Corporation.

4.2	Number of Directors

Until changed in accordance with the Act, the Board shall consist of not fewer than the minimum number and not more than the maximum number of directors as set out in the Articles.

4.3	Qualification

(1)           No person shall be qualified for election or appointment as a Director if he or she:

(a)	is less than 18 years of age;

(b)	has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or has been found to be incapable by a court in Canada or elsewhere;

(c)	is not an individual; or

(d)	has the status of a bankrupt.

(2)           A Director need not be a shareholder.

4.4	Election and Term

(1)           Directors shall be elected by the shareholders at the first meeting of shareholders after the effective date of these By-laws and at each succeeding annual meeting at which an election of Directors is required, and shall hold office until the next annual meeting of shareholders or, if elected for an expressly stated term, for a term expiring not later than the close of the third annual meeting of shareholders following the election.

(2)           Subject to the Act, the number of Directors to be elected at any such meeting shall be the number of Directors determined from time to time by special resolution or, if a special resolution empowers the Directors to determine the number, by resolution of the Board.

(3)           The election of Directors shall be by resolution or, if demanded by a shareholder or a proxyholder, by ballot.

(4)           If an election of Directors is not held at the proper time, the incumbent Directors shall continue in office until their successors are elected.

AMENDED AND RESTATED BY-LAW NO. 1

(5)           The election or appointment of a Director is not effective unless:

(a)	the person elected or appointed consented in writing before or within 10 days after the date of the election or appointment; or

(b)	the Director is re-elected or re-appointed so that there is no break in the Director’s term of office.

(6)           If, however, the person elected or appointed as Director consents in writing after the 10-day period referred to in Section 4.4(5)(a), the election or appointment is nevertheless valid.

4.5	Removal of Directors

Subject to the Act, the shareholders may by ordinary resolution passed at an annual or special meeting of shareholders remove any Director from office, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the Board.

4.6	Ceasing to Hold Office

(1)           A Director ceases to hold office when:

(a)	he or she dies;

(b)	he or she is removed from office by the shareholders;

(c)	he or she ceases to be qualified for election as a Director; or

(d)	his or her written resignation is received by the Corporation or, if a time is specified in such resignation, at the time so specified, whichever is later.

(2)           A Director named in the Articles is not permitted to resign his or her office before the first meeting of shareholders unless at the time the resignation is to become effective a successor is elected or appointed.

4.7	Filling Vacancies

(1)           Subject to the Act and any Unanimous Shareholders Agreement, a quorum of Directors may fill a vacancy among the Directors, except a vacancy resulting from: (i) an increase in the number of Directors otherwise than in accordance with paragraph 4.7(2), or in the maximum number of Directors, as the case may be, or (ii) a failure to elect the number of Directors required to be elected at any meeting of shareholders.

(2)           Where a minimum and maximum number of Directors is provided for in the Articles, if a special resolution passed under paragraph 4.4(2) empowers the Board to determine the number of Directors, the Directors may not, between meetings of shareholders, appoint an additional Director if, after that appointment, the total number of Directors would be greater than one and one-third times the number of Directors required to have been elected at the last annual meeting of shareholders.

AMENDED AND RESTATED BY-LAW NO. 1

4.8	Action by the Board

Subject to any Unanimous Shareholder Agreement, the Board shall exercise its powers by or pursuant to a By-law or resolution either passed at a Board meeting at which a quorum is present or consented to by the signatures of all the Directors then in office, if constituting a quorum.

4.9	Conflict of Interest

A Director who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose in writing to the Corporation, or request to have entered in the minutes of the Board meeting, the nature and extent of his or her interest at the time and in the manner provided by the Act. Such a Director shall not vote on any resolution to approve the same except as provided by the Act.

4.10	Remuneration and Expenses

Subject to any Unanimous Shareholder Agreement, the Directors shall be paid such remuneration for their services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 5 – BOARD MEETINGS

5.1	Meeting by Telephone or Electronic Facilities

If all the Directors of the Corporation consent thereto generally or in respect of a particular meeting, a Director may participate in a meeting of the Board or of a committee of the Board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a Director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board.

5.2	Place of Meetings

Board meetings may be held at the registered office of the Corporation or at any other place within or outside Ontario. In any financial year of the Corporation, a majority of the Board meetings need not be held in Canada.

5.3	Calling of Meetings

Board meetings shall be held from time to time at such time and at such place as the Board, the chair of the Board, the managing director, the president or any two Directors may determine.

AMENDED AND RESTATED BY-LAW NO. 1

5.4	Notice of Meeting

(1)           Notice of the time and place of each Board meeting shall be sent in the manner provided in Section 12 to each Director:

(a)	not less than seven days before the time when the meeting is to be held if the notice is mailed; or

(b)	not less than 24 hours before the time the meeting is to be held if the notice is given personally, is delivered or is communicated by telephone or electronic means.

(2)           A notice of a Board meeting need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business or the general nature thereof to be specified.

5.5	Waiver of Notice

A Director may in any manner or at any time waive notice of or otherwise consent to a Board meeting. Attendance of a Director at a Board meeting shall constitute a waiver of notice of that meeting except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called.

5.6	First Meeting of New Board

As long as a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

5.7	Adjourned Meeting

Notice of an adjourned Board meeting is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.8	Regular Meetings

The Board may appoint a day or days in any month or months for regular Board meetings at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

5.9	Chair and Secretary

The chair of any Board meeting shall be the first mentioned of such of the following officers as have been appointed and who is a Director and is present at the meeting: chair of the Board; managing director; or president. If no such officer is present, the Directors present shall choose one of their number to be chair. The secretary of the Corporation shall act as secretary of any Board meeting, and, if the secretary of the Corporation is absent, the chair of the meeting shall appoint a person who need not be a Director to act as secretary of the meeting.

5.10	Quorum

Subject to any Unanimous Shareholder Agreement, a majority of the Directors constitutes a quorum at a Board meeting.

AMENDED AND RESTATED BY-LAW NO. 1

5.11	Votes to Govern

(1)           Subject to any Unanimous Shareholder Agreement, at all Board meetings, every question shall be decided by a majority of the votes cast on the question.

(2)           Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

5.12	Casting Vote

Subject to any Unanimous Shareholder Agreement, in case of an equality of votes at a Board meeting, the chair of the meeting shall be entitled to a second or casting vote.

5.13	Resolution in Lieu of Meeting

A resolution in writing, signed by all the Directors entitled to vote on that resolution at a Board meeting, is as valid as if it had been passed at a Board meeting.

5.14	One Director Meeting

Where the Board consists of only one Director, that Director may constitute a meeting.

SECTION 6 – COMMITTEES

6.1	Committees of the Board

The Board may appoint from their number one or more committees of the Board, however designated, and delegate to any such committee any of the powers of the Board, except powers to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the Directors or in the office of auditor or appoint or remove any of the chief executive officers, however designated, the chief financial officer, however designated, the chair or the president of the Corporation;

(c)	subject to the Act, issue securities except in the manner and on the terms authorized by the Directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)	pay a commission for the sale of shares of the Corporation;

(g)	approve a management information circular;

(h)	approve a take-over bid circular, directors’ circular or issuer bid circular;

(i)	approve any financial statements;

AMENDED AND RESTATED BY-LAW NO. 1

(j)	approve an amalgamation of the Corporation with any corporation that holds all of its issued and outstanding shares, any wholly-owned subsidiary of the Corporation or corporation all of the issued and outstanding shares of which are held by the same body corporate that holds all issued and outstanding shares in the Corporation; and

(k)	adopt, amend or repeal By-laws.

6.2	Transaction of Business

Subject to the provisions of Section 6.1, the powers of a committee of the Board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Ontario.

6.3	Advisory Bodies

The Board may from time to time appoint such advisory bodies as it may deem advisable.

6.4	Procedure

Unless otherwise determined by the Board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure. To the extent that the Board or the committee does not establish rules to regulate the procedure of the committee, the provisions of these By-laws applicable to Board meetings shall apply with all necessary modifications.

SECTION 7 – OFFICERS

7.1	Appointment

Subject to any Unanimous Shareholder Agreement, the Board may from time to time designate the offices of the Corporation and from time to time appoint a chair of the Board, managing director, president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The Board may specify the duties of and, in accordance with these By-laws and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for the chair of the Board and the managing director, an officer may but need not be a Director.

7.2	Chair of the Board

The Board may from time to time appoint a chair of the Board who shall be a Director. If appointed, the Board may assign to the chair of the Board any of the powers and duties that are by any provisions of these By-laws assigned to the managing director or to the president. The chair shall have such other powers and duties as the Board may specify.

7.3	Managing Director

The Board may from time to time appoint a managing director who shall be a Director. If appointed, the managing director shall be the chief executive officer and, subject to the authority of the Board, shall have general supervision of the business and affairs of the Corporation. The managing director shall have such other powers and duties as the Board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

AMENDED AND RESTATED BY-LAW NO. 1

7.4	President

If appointed, the president shall be the chief operating officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation. The president shall have such other powers and duties as the Board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

7.5	Secretary

Unless otherwise determined by the Board, the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board that he or she attends. The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the Board, shareholders and committees of the Board, whether or not he or she attends such meetings. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board. The secretary shall be the custodian of the seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. The secretary shall have such other powers and duties as otherwise may be specified.

7.6	Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The treasurer shall render to the Board whenever required an account of all his or her transactions as treasurer and of the financial position of the Corporation. The treasurer shall have such other powers and duties as otherwise may be specified.

7.7	Powers and Duties of Officers

The powers and duties of all officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the chief executive officer may specify. The Board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act and any Unanimous Shareholder Agreement, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

7.8	Term of Office

Subject to any Unanimous Shareholder Agreement, the Board, in its discretion, may remove any officer of the Corporation. Otherwise, each officer appointed by the Board shall hold office until his or her successor is appointed or until his or her earlier resignation.

7.9	Agents and Attorneys

The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

AMENDED AND RESTATED BY-LAW NO. 1

7.10	Conflict of Interest

An officer shall disclose his or her interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with Section 4.9.

7.11	Fidelity Bonds

The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the Board may from time to time prescribe.

SECTION 8 – PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

8.1	Limitation of Liability

Every Director and officer of the Corporation in exercising his or her powers and discharging his or her duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no Director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other Director, officer or employee, or for joining in any act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto. Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

8.2	Indemnity

(1)           The Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer or another individual who acts or acted at the Corporation’s request as a director or officer (or an individual acting in a similar capacity) of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2)           The Corporation shall advance moneys to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 8.2(1). The individual shall repay the moneys if he or she does not fulfil the conditions of Section 8.2(3).

(3)           The Corporation shall not indemnify an individual under Sections 8.2(1)or (2) unless he or she:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful.

(4)            The Corporation shall also indemnify the person referred to in Section 8.2(1) in such other circumstances as the Act or law permits or requires. Nothing in these By-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of these By-laws.

AMENDED AND RESTATED BY-LAW NO. 1

8.3	Insurance

The Corporation may purchase and maintain such insurance for the benefit of any person referred to in Section 8.2(1) as the Board may from time to time determine.

SECTION 9 – SECURITIES

9.1	Options or Rights

Subject to the Act, the Articles and any Unanimous Shareholder Agreement, the Board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, except that no share shall be issued until it is fully paid as provided by the Act.

9.2	Commissions

The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his or her purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

9.3	Securities Register

The Corporation shall prepare and maintain, at its registered office or at any other place in Ontario designated by the Board, a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a)	the names, alphabetically arranged, of each person who:

(i)	is or has been within six years registered as a shareholder of the Corporation, the address, including the street and number, if any, of every such person while a holder, and the number and class of shares registered in the name of such holder;

(ii)	is or has been within six years registered as a holder of debt obligations of the Corporation, the address, including the street and number, if any, of every such person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder; or

(iii)	is or has been within six years registered as a holder of warrants of the Corporation, other than warrants exercisable within one year from the date of issue, the address, including the street and number, if any, of every such person while a registered holder and the class or series and number of warrants registered in the name of such holder; and

(b)	the date and particulars of the issue of each security and warrant.

AMENDED AND RESTATED BY-LAW NO. 1

9.4	Register of Transfers

The Corporation shall cause to be kept a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer shall be set out.

9.5	Registration of Transfers

Subject to the Securities Transfer Act, 2006 (Ontario), no transfer of a share shall be registered in a securities register except on presentation of the certificate, if any, issued by the Corporation, representing the share with an endorsement which complies with the Securities Transfer Act, 2006 (Ontario) made on or delivered with it duly executed by an appropriate person as provided by the Securities Transfer Act, 2006 (Ontario), together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, on payment of all applicable taxes and any reasonable fees prescribed by the Board, on compliance with the restrictions on issue, transfer or ownership authorized by the Articles or any Unanimous Shareholder Agreement and on satisfaction of any lien referred to in Section 9.12(1).

9.6	Transfer Agents and Registrars

The Board may from time to time, in respect of each class of securities issued by it, appoint one or more trustees, transfer or other agents to keep the securities register and the register of transfers and a registrar, trustee or agent to maintain a central securities register of issued securities and may appoint one or more persons or agents to keep branch registers, and, subject to the Act, one person may be appointed to keep the securities register, register of transfers and the records of issued securities. Such a person may be designated as transfer agent or registrar according to its functions, and one person may be designated both registrar and transfer agent. The Board may at any time terminate such appointment.

9.7	Non-recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any security as the person exclusively entitled to vote, to receive notices, to receive any dividend, interest or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

9.8	Security Certificates

(1)           Subject to Section 9.8(2), every holder of one or more securities of the Corporation shall be entitled, at his or her option, to a security certificate, stating the number and class or series of securities held by him or her as shown in the securities register. The certificates shall be in such form as the Board may from time to time approve and need not be under the corporate seal. Unless otherwise ordered by the Board, any such certificate shall be signed manually by at least one of the Directors or officers of the Corporation.

(2)           Unless otherwise provided in the Articles, the Board may provide by resolution that all or any classes and series of shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation.

AMENDED AND RESTATED BY-LAW NO. 1

(3)           Unless the Board otherwise determines, certificates in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar.

(4)           Signatures of signing officers may be printed or mechanically reproduced in facsimile upon security certificates and every such facsimile shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation, except that at least one Director or officer of the Corporation shall manually sign each certificate (other than a scrip certificate or a certificate representing a fractional share or a warrant or a promissory note that is not issued under a trust indenture) in the absence of a manual signature thereon of a duly appointed transfer agent, registrar, branch transfer agent or issuing or other authenticating agent of the Corporation or trustee who certifies it in accordance with a trust indenture. A security certificate executed as aforesaid shall be valid notwithstanding that the person has ceased to be a Director or an officer of the Corporation at the date of issue of the certificate.

9.9	Replacement of Security Certificates

The Board may in its discretion (or any officer or agent designated by the Board may in his or her discretion) direct the issue of a new share or other such certificate in lieu of and on cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, apparently destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.10	Joint Holders

If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect of that security, and delivery of such certificate to one of those persons shall be sufficient delivery to all of them. Any one of those persons may give effectual receipts for the certificate issued in respect of it or for any dividend, interest, bonus, return of capital or other money payable or warrant issuable in respect of that security.

9.11	Deceased Holders

In the event of the death of a holder, or of one of the joint holders of any security, the Corporation shall not be required to make any entry in the securities register in respect of the death or to make any dividend, interest or other payments in respect of the security except on production of all such documents as may be required by law.

9.12	Lien for Indebtedness

(1)            Except with respect to any class or series of shares listed and posted for trading on any stock exchange in or outside Canada, the Corporation shall have a lien on shares registered in the name of a Defaulting Shareholder for any Shareholder Debt.

AMENDED AND RESTATED BY-LAW NO. 1

(2)           If any Defaulting Shareholder defaults in the payment due in respect of any Shareholder Debt when the same becomes due and payable and continues in default for a period of 15 days after the Corporation has given notice in writing of such default to the Defaulting Shareholder:

(a)	the Corporation may sell all or any part of the Liened Shares at a bona fide public or private sale or auction;

(b)	the terms and manner of the auction or sale shall be in the sole discretion of the Corporation;

(c)	the Corporation may accept any offer that it in its absolute discretion considers advisable upon such terms, whether for cash or credit or partly cash and partly credit, as it in its discretion considers advisable;

(d)	notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least 15 days prior to the date on which such sale is held;

(e)	the proceeds of such sale shall be used and applied in descending order as follows:

(i)	first, to the cost and expense of such sale incurred by the Corporation, including legal fees, disbursements and charges;

(ii)	second, to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale;

(iii)	third, for the payment in full of the Shareholder Debt and all other sums due to the Corporation by the Defaulting Shareholder; and

(iv)	the balance, if any, to the Defaulting Shareholder;

(f)	if the proceeds of the sale are insufficient to pay the Shareholder Debt, the Defaulting Shareholder shall remain liable for any such deficiency;

(g)	the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Liened Shares in repayment of the Shareholder Debt;

(h)	where the Liened Shares are redeemable pursuant to the Articles or may be repurchased at a price determined pursuant to the terms of any Unanimous Shareholder Agreement, the Corporation may redeem or repurchase all or any part of the Liened Shares and apply the redemption or repurchase price to the Shareholder Debt; and

(i)	the Corporation may refuse to register a transfer of all or part of the Liened Shares until the Shareholder Debt is paid.

(3)           In exercising one or more of the rights granted in Section 9.12(2), the Corporation shall not thereby prejudice or surrender any other rights of enforcement of its lien which may by law be available to it, or any other remedy available to the Corporation for collection of the Shareholder Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

AMENDED AND RESTATED BY-LAW NO. 1

SECTION 10 – DIVIDENDS AND RIGHTS

10.1	Dividends

Subject to the Act and any Unanimous Shareholder Agreement, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by the issue of fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

10.2	Dividend Cheques

A dividend payable in money (less any tax or other amounts required to be deducted or withheld by the Corporation) shall be paid to the order of each registered holder of the shares of the class or series in respect of which it has been declared by Cheque in lawful money of Canada at par at any branch in Canada of the Corporation’s bankers for the time being or, in respect of any particular holder, by any other means agreed upon between the Corporation and such holder. The mailing of such Cheque by ordinary unregistered first class pre-paid mail addressed to a holder at his or her address as it appears in the securities register of the Corporation or, in the event of the address of any such holder not so appearing, then at the last address of such holder known to the Corporation or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in such register, or the payment by such other means shall be deemed to be payment of the dividends represented thereby and payable on such date to the extent of the amount of such payment unless the Cheque is not paid upon presentation or payment by such other means is not received.

10.3	Non-receipt or Loss of Cheques

In the event of non-receipt or loss of any dividend Cheque by the person to whom it is sent, the Corporation shall issue a replacement Cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

10.4	Currency of Dividends

Dividends or other distributions payable in cash may be paid to some shareholders in Canadian currency and to other shareholders in equivalent amounts of a currency or currencies other than Canadian currency. The Board may declare dividends or other distributions in any currency or in alternative currencies and make such provisions as it deems advisable for the payment of such dividends or other distributions.

10.5	Record Date for Dividends and Rights

The Board may fix in advance a date, preceding by not more than 50 days and not less than 21 days, as the record date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before the record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to the dividend or right to subscribe is passed by the Board.

10.6	Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

AMENDED AND RESTATED BY-LAW NO. 1

SECTION 11 – MEETINGS OF SHAREHOLDERS

11.1	Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to Section 11.4, at such place as the Board may from time to time determine, for the purpose of considering the minutes of an earlier meeting, considering the financial statements and reports required by the Act to be placed before the annual meeting, electing Directors, appointing or waiving the appointment of an auditor, fixing or authorizing the Directors to fix the remuneration payable to any such auditor and for the transaction of such other business as may properly be brought before the meeting.

11.2	Special Meetings

The Board shall have power to call a special meeting of shareholders at any time.

11.3	Meeting Held by Electronic Means

A meeting of the shareholders may be held by telephonic or electronic means. A shareholder who, through these means, votes at the meeting or establishes a communications link to the meeting shall be deemed to be present at the meeting.

11.4	Place of Meetings

Meetings of shareholders shall be held at such place in or outside Ontario as the Directors determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located. A meeting held under Section 11.3 shall be deemed to be held at the place where the registered office of the Corporation is located.

11.5	Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12, in the case of an offering corporation, not less than 21 days and, in the case of any other corporation, not less than 10 days, but in either case, not more than 50 days before the date of the meeting to each Director, to any auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to receive notice of or vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor or fixing or authorizing the Directors to fix the remuneration payable to such auditor shall state or be accompanied by a statement of:

(a)	the nature of the business in sufficient detail to permit the shareholders to form a reasoned judgment on it; and

(b)	the text of any special resolution or by-law to be submitted to the meeting.

AMENDED AND RESTATED BY-LAW NO. 1

11.6	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to Section 11.7, the shareholders listed shall be those registered at the close of business on that record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such a meeting shall be deemed to be a list of shareholders.

11.7	Record Date for Notice

The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven days before the record date, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of the Corporation’s shares may be recorded, and, where applicable, by written notice to each stock exchange in Canada on which the Corporation’s shares are listed for trading unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the Directors fix the record date. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

11.8	Waiver of Notice

(1)           A meeting of shareholders may be held without notice at any time and place permitted by the Act if:

(a)	all the shareholders entitled to vote at the meeting are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to the meeting being held; and

(b)	the auditor and the Directors are present or waive notice of or otherwise consent to the meeting being held, so long as the shareholders, auditor or Directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(2)           At a meeting held under Section 11.8(1), any business may be transacted which the Corporation may transact at a meeting of shareholders.

AMENDED AND RESTATED BY-LAW NO. 1

11.9	Chair, Secretary and Scrutineers

The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chair of the Board; managing director; president; or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

11.10	Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the Directors, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the Articles, By-laws or Unanimous Shareholder Agreement to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

11.11	Quorum

Subject to any Unanimous Shareholder Agreement, a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if, in the case of an offering corporation, two or more holders of shares carrying not less in aggregate than 5% of the votes entitled to be voted at the meeting are present in person or represented by proxy and, in the case of any other corporation, the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time after that the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

11.12	Right to Vote

Every person named in the list referred to in Section 11.6 shall be entitled to vote the shares shown on the list opposite his or her name at the meeting to which the list relates.

11.13	Proxyholders and Representatives

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, as his or her nominee to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing or have an electronic signature executed by the shareholder or his or her attorney and shall conform with the requirements of the Act. Alternatively, every shareholder which is a body corporate or other legal entity may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and that individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of the resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chair of the meeting. Any such proxyholder or representative need not be a shareholder. In the case of a proxy appointing a proxyholder to attend and act at a meeting or meetings of shareholders of an offering corporation, the proxy ceases to be valid one year from its date.

AMENDED AND RESTATED BY-LAW NO. 1

11.14	Time for Deposit of Proxies

The Board may fix a time not exceeding 48 hours, excluding non-business days, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at the meeting must be deposited with the Corporation or its agent, and any time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted on only if, before the time so specified, it has been deposited with the Corporation or its agent specified in the notice or if, no such time having been specified in the notice, it has been received by the secretary of the Corporation or by the chair of the meeting before the time of voting.

11.15	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares, but, if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

11.16	Votes to Govern

At any meeting of shareholders, every question shall, unless otherwise required by the Articles, By-laws, any Unanimous Shareholder Agreement or by law, be determined by a majority of the votes cast on the question.

11.17	Casting Vote

Subject to any Unanimous Shareholder Agreement, in case of an equality of votes at any meeting of shareholders either on a show of hands or on a poll, the chair of the meeting shall be entitled to a second or casting vote.

11.18	Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot is required or demanded as provided. On a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands has been taken on a question, unless a ballot is required or demanded, a declaration by the chair of the meeting that the vote on the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders on the question.

11.19	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken on it, the chair may require a ballot or any person who is present and entitled to vote on the question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time before the ballot is taken. If a ballot is taken, each person present shall be entitled, in respect of the shares which he or she is entitled to vote at the meeting on the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders on the question.

AMENDED AND RESTATED BY-LAW NO. 1

11.20	Adjournment

The chair at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it will not be necessary to give notice of the adjourned meeting, other than by announcement at the original meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

11.21	Resolution in Lieu of Meeting

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless, in accordance with the Act:

(a)	in the case of the resignation or removal of a Director, or the appointment or election of another person to fill the place of that Director, a written statement is submitted to the Corporation by the Director giving the reasons for his or her resignation or the reasons why he or she opposes any proposed action or resolution for the purpose of removing him or her from office or the election of another person to fill the office of that Director; or

(b)	in the case of the removal or resignation of an auditor, or the appointment or election of another person to fill the office of auditor, representations in writing are made to the Corporation by that auditor concerning its proposed removal, the appointment or election of another person to fill the office of auditor or its resignation.

11.22	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

SECTION 12 – NOTICES

12.1	Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations, the Articles, the By-laws, any Unanimous Shareholder Agreement or otherwise to a shareholder, Director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if mailed to him or her at his or her recorded address by prepaid, ordinary or air mail, or if sent to him or her at his or her recorded address by any telephonic or electronic means. A notice so delivered shall be deemed to have been given when it is delivered personally, and a notice so mailed shall be deemed to have been given on the fifth day after it is deposited in a post office or public letter box. A notice sent by any telephonic or electronic means shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch or through transmission of data or information through automated touch-tone telephone systems, computer networks, any other similar means or any other prescribed means. The secretary may change or cause to be changed the recorded address of any shareholder, Director, officer, auditor or member of a committee of the Board in accordance with any information believed by him or her to be reliable.

AMENDED AND RESTATED BY-LAW NO. 1

12.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of those persons shall be sufficient notice to all of them.

12.3	Computation of Time

In computing the period of days when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the period shall be deemed to begin on the day following the event that began the period and shall be deemed to end at midnight of the last day of the period, except that, if the last day of the period falls on a non-business day, the period shall end at midnight on the day next following that is not a non-business day.

12.4	Undelivered Notices

If any notice given to a shareholder pursuant to Section 12.1 is returned on three consecutive occasions because such shareholder cannot be found, the Corporation shall not be required to give any further notices to that shareholder until he or she informs the Corporation in writing of his or her new address.

12.5	Omissions and Errors

The accidental omission to give any notice to any shareholder, Director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance of the notice shall not invalidate any action taken at any meeting held pursuant to the notice or otherwise founded on it.

12.6	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of the share which has been duly given to the shareholder from whom he or she derives his or her title to the share before his or her name and address is entered on the securities register (whether the notice was given before or after the happening of the event on which he or she became so entitled) and before he or she furnished the Corporation with the proof of authority or evidence of his or her entitlement prescribed by the Act.

12.7	Waiver of Notice

Any shareholder, proxyholder or other person entitled to notice of or attend a meeting of shareholders, Director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her under the Act, the regulations, the Articles, the By-laws, any Unanimous Shareholder Agreement or otherwise, and that waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of the notice, as the case may be. Any such waiver or abridgement shall be in writing, except a waiver of notice of a meeting of shareholders or of the Board or a committee of the Board, which may be given in any manner.

AMENDED AND RESTATED BY-LAW NO. 1

SECTION 13 – EFFECTIVE DATE

13.1	Effective Date

These By-laws shall come into force when made by the Board in accordance with the Act.

13.2	Paramountcy

In the event of any conflict between any provision of these By-laws and any provision of any Unanimous Shareholder Agreement, the provision of the Unanimous Shareholder Agreement shall prevail to the extent of the conflict, and the Directors and the shareholders shall amend these By-laws accordingly.

13.3	Repeal

All previous By-laws of the Corporation save and except for By-Law No. 2 of the Corporation (a by-law with respect to the advance notice requirements for nominations of directors) are repealed as of the coming into force of these By-laws. The repeal shall not affect the previous operation of any By-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any Articles or predecessor charter documents of the Corporation obtained pursuant to, any such By-laws before its repeal. All officers and persons acting under any By-laws so repealed shall continue to act as if appointed under the provisions of these By-laws, and all resolutions of the shareholders or the Board or a committee of the Board with continuing effect passed under any repealed By-laws shall continue to be good and valid except to the extent inconsistent with these By-laws and until amended or repealed.

AMENDED AND RESTATED BY-LAW NO. 1

MADE by the Board the 2nd day of May, 2022.

(signed) "Sebastien Paré"
Chief Executive Officer